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                                                                   EXHIBIT 10.42



             AMENDMENT NO. 3 TO REDUCING REVOLVING LOAN AGREEMENT

             This Amendment No. 3 to Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Reducing Revolving Loan Agreement dated as of June 10, 1998 (as heretofore amended, the "Loan Agreement") among American Coin Merchandising, Inc. ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

             Borrower and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 11.2 of the Loan Agreement, agree as follows:

             1. Section 1.1. Section 1.1 of the Loan Agreement is amended by adding the following new definitions at the appropriate alphabetical places:

                      "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.11.

                      "Swing Line Documents" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                      "Swing Line Lender" means Wells Fargo Bank, National Association.

                      "Swing Line Loans" means loans made by the Swing Line Lender to Borrower pursuant to Section 2.11.

                      "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

             2. Section 2.1(a). Section 2.1(a) of the Loan Agreement is amended by striking the first sentence thereof and substituting in its place the following:

                      Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Advances to


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                      Borrower under the Commitment in such amounts as Borrower
                      may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Notes plus (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings to exceed the Commitment.

             3. Section 2.4(a). Section 2.4(a) of the Loan Agreement is amended by striking the second sentence thereof and substituting in its place the following:

                      Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of (A) the aggregate principal amount outstanding under the Notes plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings, does not exceed the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit does not exceed $2,000,000.

             4. Section 2.11. Section 2.11 of the Loan Agreement is amended to add a new Section 2.11 as follows:

             2.11 Swing Line. (a) The Swing Line Lender shall from time to time from the Closing Date through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (a) giving effect thereto, the sum of (i) the aggregate principal amount outstanding under the Notes plus (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings does not exceed the Commitment, (b) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $3,000,000, (c) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (d) the Swing Line Lender has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which


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telephonic request shall be promptly confirmed in writing by telecopier).
Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section
2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. Borrower shall notify the Swing Line Lender of its intention to make a repayment of a Swing Line Loan not later than 1:00 p.m. California time on the date of repayment. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

             (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

             (c) The Swing Line Loans shall be payable on demand made by the Swing Line Lender and in any event on the Maturity Date.

             (d) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that the sum of (A) the aggregate principal amount of the Indebtedness evidenced by the Notes plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings exceeds the Commitment, (ii) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $3,000,000 and (iii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided to the Swing Line Lender the purchase price due


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for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

             (e) In the event that the Swing Line Outstandings are in excess of $2,000,000 on ten (10) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $2,000,000), Borrower shall request a Loan pursuant to Section 2.1 sufficient to reduce the Swing Line Outstandings below $2,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1 sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(d) shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Alternate Base Rate Advances to be made by the Lenders under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

             (f) Notwithstanding anything in Sections 2.11(a) and 2.11(e) to the contrary, the Swingline Lender may, in its sole discretion and in lieu of the Swingline Loan procedures set forth in Sections 2.11(a) and 2.11(e), make available to Borrower its "Credit Sweep" program (or other program having comparable features and procedures) pursuant to which, at the close of business on each Banking Day, if there then would be a debit balance in the Designated Deposit Account, the Swingline Lender will credit the Designated Deposit Account in an amount such that, giving effect thereto, such account reflects a positive credit balance of $1.00. Each such credit shall constitute a Swingline Loan for all purposes of this Agreement. The Swingline Lender may, in its sole discretion, terminate availability of such program to Borrower, effective (if no Default or Event of Default then exists) upon thirty (30) days prior written notice to Borrower or (if a Default or Event of Default then exists) upon notice to Borrower. Upon such a termination, the procedures otherwise applicable to Swingline Loans in Sections 2.11(a) and 2.11(e) shall again apply.


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             5. Section 3.1(d). Section 3.1(d) of the Loan Agreement is amended by striking clause (i) thereof and substituting in its place the following:

                      (i) the amount, if any, by which the sum of (A) the principal Indebtedness evidenced by the Notes plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings at any time exceeds the then applicable Commitment (including the Commitment as reduced pursuant to Section 2.5, 2.6 or 2.7) shall be payable immediately; and

             6. Section 6.18. Section 6.18 of the Loan Agreement is amended by stricking the figures "$15,000,000" in the third line thereof and substituting in their place the figures "$24,000,000.":

             7. Section 6.19. Section 6.19 of the Loan Agreement is amended to read in full as follows:

                              6.19 Operating Leases. Incur any obligation to pay
                      rent under an operating lease in (a) the Fiscal Year ending December 31, 1998 if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases in that Fiscal Year to exceed $1,400,000 or (b) any Fiscal Year thereafter if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases in that Fiscal Year to exceed $2,250,000.

             8. Waiver. Compliance by Borrower with Section 6.18 of the Loan Agreement, as it existed prior to the date of this Amendment, with respect to the Fiscal Year ended December 31, 1998 is hereby waived.

             9. No Other Waiver. The waiver set forth in Paragraph 8 applies only to the covenant and circumstances expressly described therein and shall not be construed to apply to any other covenant or circumstance. The granting of such waiver in such circumstances shall not imply the Administrative Agent's willingness to waive such covenant under future similar circumstances.

             10. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of all of the following, each properly executed by an authorized officer of each party thereto and dated as of the date hereof:


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                              (a)      Counterparts of this Amendment executed
                                       by all parties hereto;

                              (b) Written consent of the Requisite Lenders as required under Section 11.2 of the Loan Agreement in the form of Exhibit A to this Amendment; and

                              (c)      the Swing Line Documents executed by
                                       Borrower.

             11. Representation and Warranty. Borrower represents and warrants that no Default or Event of Default has occurred and remains continuing.

             12. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

             IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment by their duly authorized representatives.

             Dated: February 26, 1999

                                        AMERICAN COIN MERCHANDISING, INC.


                                        By:          /s/ W. John Cash
                                           -------------------------------------
                                                       W. John Cash
                                                   Chief Financial Officer

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Administrative Agent




                                        By         /s/ James K. Edwards
                                           -------------------------------------
                                                     James K. Edwards
                                                      Vice President


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                             Exhibit A to Amendment

                                CONSENT OF LENDER

             Reference is hereby made to that certain Reducing Revolving Loan Agreement dated as of June 10, 1998 (as heretofore amended, the "Loan Agreement") among American Coin Merchandising, Inc. ("Borrower"), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

             The undersigned Lender hereby consents to the execution and delivery of Amendment No. 3 to Reducing Revolving Loan Agreement by the Administrative Agent on its behalf substantially in the form of the most recent draft presented to the undersigned Lender.


             Date: February 26, 1999


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                                   [Name of Institution]



                                   By
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                                     [Printed Name and Title]





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